SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Lincoln National Convertible Securities Fund, Inc.
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(Name of Registrant as Specified In Its Charter)

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LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.

One Commerce Square
2005 Market Street
Philadelphia, PA 19103

INDEPENDENT VOTING EXPERT SUPPORTS YOUR BOARD

July 29, 2002

Dear Fellow Shareholder:

I have important news to share.

The independent consultant most respected for its advice on corporate governance and proxy voting - Institutional Shareholder Services ("ISS") - has issued a report recommending that its clients vote to support your Board of Directors at this year's annual meeting. Specifically, ISS has recommended that shareholders vote "FOR" the Fund's nominees for director and "AGAINST" the two Goldstein shareholder proposals.

In addition to supporting the election of the Fund's nominees, ISS rejected the Goldstein proposal to open-end the Fund, noting your Board's continuing efforts to reduce the discount. In fact, ISS characterized your Board of Directors as "an active and interested board working to maximize value." (emphasis provided). ISS opined: "The costs associated with converting the Fund, in addition to the potential risks to long-term shareholder value, outweigh the potential benefits of the conversion." (emphasis provided).

With respect to Goldstein's proposed by-law amendment, ISS concluded: "This would most definitely cause a break in continuity and a loss of significant experience. Therefore, we do not believe this proposal warrants shareholder support." (emphasis provided).

ISS reports are relied upon by some of the nation's most prominent institutional investors, mutual funds and other fiduciaries. We are pleased that a neutral expert on proxy voting and corporate governance has analyzed the issues and concluded that shareholders should continue to support the Fund's Board on all voting matters.

We urge you to support your Board of Directors, regardless of the size of your investment, by promptly signing, dating and mailing your new WHITE Proxy Card. Your vote is important, so please act today.

On behalf of your Board of Directors, thank you for your interest and support.

                                                                              Sincerely,

                                                                              David K. Downes
                                                                              President

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If you have any questions or need assistance, please call D. F. King & Co., Inc., which is assisting your Fund in this matter, at 1-800-659-5550.

Board of Directors
LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.
Consider the qualifications and 71 years of experience of your Board of Directors:

Adela Cepeda 10 Years Experience	President A.C. Advisory, Inc; Commissioner, Chicago Public Building Commission; Director, Harvard Club of Chicago, Fort Dearborn Income Securities, Inc. and Lincoln National Income Fund, Inc.

Daniel R. Toll17 Years Experience	Former President, Heller International Corporation. Director, Lincoln National Income Fund, Inc.

David K. Downes 1 Year Experience

President of the Fund; Executive Vice President, Chief Operating Officer and Chief Financial Officer, Delaware Management Company; Chairman, President and Chief Executive Officer, Delaware Services Company, Inc.; President and Director/Trustee of 33 investment companies in the Delaware Investments family of funds; and Director/President, Lincoln National Income Fund, Inc.

H. Thomas McMeekin 12 Years Experience	Managing Director, Prudential Investment Management; Managing Partner, Griffin Investments; Director, Lincoln National Income Fund, Inc.

Richard M. Burridge, Sr. 17 Years Experience	Vice President, UBS/PaineWebber; formerly, Chairman, The Burridge Group, Inc.; Director, Lincoln National Income Fund, Inc.

Roger J. Deshaies 10 Years Experience	Senior Vice President - Finance, Brigham & Women's Hospital; formerly, Senior Vice President - Finance, Parkview Health System. Director, Partners Health System and Lincoln National Income Fund, Inc.

Thomas L. Bindley 4 Years Experience	President, Bindley Capital Corporation; formerly, Executive Vice President and Chief Financial Officer, Whitman Corporation. Director, Midas, Inc. and Lincoln National Income Fund, Inc.

PLEASE SUPPORT YOUR BOARD OF DIRECTORS - A BOARD DEDICATED TO ACTING IN THE BEST INTERESTS OF ALL SHAREHOLDERS - BY SIGNING, DATING AND MAILING YOUR WHITE PROXY CARD. YOUR VOTE IS IMPORTANT -
PLEASE ACT TODAY!